Exhibit 99

Form 5 - Joint Filer Information

Name [Ticker]:			AIMCO GP, Inc. [None]

Address:				4582 South Ulster Street Parkway,
Suite 1100,
				Denver, CO

Designated Filer:			Apartment Investment and
Management Company

Issuer & Ticker Symbol:			Angeles Income Properties Ltd
II


Date of Event Requiring
	Statement:		December 31, 2008


Signature:
/s/
 	Derek McCandless
	Senior Vice President and Assistant Secretary



Name [Ticker]:			AIMCO IPLP, L.P. [None]

Address:				4582 South Ulster Street Parkway,
Suite 1100,
				Denver, CO

Designated Filer:			Apartment Investment and
Management Company

Issuer & Ticker Symbol:			Angeles Income Properties Ltd II

Date of Event Requiring
	Statement:		December 31, 2008


Signature:
/s/
 	Derek McCandless
	Senior Vice President and Assistant Secretary



Name [Ticker]:			AIMCO/IPT, Inc. [None]

Address:				4582 South Ulster Street Parkway,
Suite 1100,
				Denver, CO

Designated Filer:			Apartment Investment and
Management Company

Issuer & Ticker Symbol:			Angeles Income Properties Ltd II

Date of Event Requiring
	Statement:		December 31, 2008


Signature:
/s/
 	Derek McCandless
	Senior Vice President and Assistant Secretary


Name [Ticker]:			Cooper River Properties, L.L.C.
[None]

Address:				4582 South Ulster Street Parkway,
Suite 1100,
				Denver, CO

Designated Filer:			Apartment Investment and
Management Company

Issuer & Ticker Symbol:			Angeles Income Properties Ltd II

Date of Event Requiring
	Statement:		December 31, 2008


Signature:
/s/
 	Derek McCandless
	Senior Vice President and Assistant Secretary


Name [Ticker]:			Broad River Properties, L.L.C.
[None]

Address:				4582 South Ulster Street Parkway,
Suite 1100,
				Denver, CO

Designated Filer:			Apartment Investment and
Management Company

Issuer & Ticker Symbol:			Angeles Income Properties Ltd II

Date of Event Requiring
	Statement:		December 31, 2008


Signature:
/s/
 	Derek McCandless
	Senior Vice President and Assistant Secretary